Company Contact:
William R. Jacobs
Chief Financial Officer
Tel: (732) 499-7200 ext. 2519

FOR IMMEDIATE RELEASE

Northfield Bancorp, Inc. Completes Private Placement of $62.0 Million of Subordinated Notes

WOODBRIDGE, NJ, JUNE 17, 2022 -- NORTHFIELD BANCORP, INC. (Nasdaq:NFBK) (the “Company”), the holding company for Northfield Bank, announced today the completion of a private placement offering of 5.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”), in the aggregate principal amount of $62.0 million, to certain qualified institutional buyers. The Company intends to use the net proceeds for general corporate purposes, including to fund potential repurchases of shares of the Company’s outstanding common stock. The Notes are intended to qualify as Tier 2 capital for the Company for regulatory capital purposes.

The Notes mature on June 30, 2032, unless redeemed earlier. The Notes initially bear interest, payable semi-annually in arrears, at a fixed rate of 5.00% per annum until June 30, 2027. Beginning June 30, 2027 and until maturity or redemption, the interest rate applicable to the outstanding principal amount of the Notes due will reset quarterly to an interest rate per annum equal to the then current three-month Secured Overnight Financing Rate (SOFR) plus 200 basis points, payable quarterly in arrears. The Company has the option to redeem the Notes, at par and in whole or in part, beginning on June 30, 2027.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended, with substantially the same terms as the Notes.

Luse Gorman, PC served as legal counsel to the Company. Piper Sandler & Co. served as lead placement agent and D.A. Davidson & Co. served as co-placement agent. Kilpatrick Townsend & Stockton LLP served as legal counsel to Piper Sandler & Co. and D.A. Davidson & Co.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Northfield Bank and Northfield Bancorp, Inc.

Northfield Bank, founded in 1887, operates 38 full-service banking in Staten Island and Brooklyn, New York, and Hunterdon, Middlesex, Mercer, and Union counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “NFBK.”

Statement About Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions; the scope and duration of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers; changes in market interest rates; deposit flows; demand for loans; real estate values and competition; competitive products and pricing; the ability of the Company’s customers to make scheduled loan payments; loan delinquency rates and trends; the Company’s ability to manage the risks involved in its business; the Company’s ability to control costs and expenses; inflation, market and monetary fluctuations; changes in federal and state legislation and regulation applicable to the Company’s business; actions by the Company’s competitors; and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.